Exhibit 10.19

ADVANCE AUTO PARTS, INC.
2004 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of April 17, 2008)

SECTION 1.  PURPOSE.  The purposes of the 2004 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees and Directors of Advance Auto Parts, Inc., a Delaware corporation (“Advance Auto” or the “Company”), and its Affiliates to acquire a proprietary and vested interest in the growth, development and financial success of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

The Company has previously adopted the Advance Auto Parts, Inc. 2001 Executive Stock Option Plan and the Advance Auto Parts, Inc. 2001 Senior Executive Stock Option Plan (collectively, the “Predecessor Plans”), which were established to provide similar equity-based compensation incentives through the grant of stock options. Effective upon the adoption of the Plan by stockholders of the Company, the Predecessor Plans will be merged into this Plan, thereby making available for the grant of awards under this Plan any authorized but unused Shares (as herein defined) not already used for such purpose under the Predecessor Plans. All outstanding option grants under the Predecessor Plans shall continue in full force and effect, subject to their original terms, after the Predecessor Plans are merged into the Plan under the terms and conditions noted above.

SECTION 2.  DEFINITIONS.  As used in the Plan, the following terms shall have the meanings as set forth below:

(a)                 “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)                 “Award” shall mean any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Deferred Stock Unit, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

(c)                 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d)                 “Board” shall mean the Board of Directors of the Company.

(e)                 “Change in Control” shall mean the happening of any of the following events:

(i)           an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following:  (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);

(ii)           a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the

Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(iii)           the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv)           the approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

(f)                 “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on the NASDAQ National Market during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction.  To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

(g)                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)                 “Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(i)                 “Company” shall mean Advance Auto Parts, Inc. a Delaware corporation.

(j)                 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(k)                 “Deferred Stock Unit” or “DSU” shall mean a bookkeeping entry that represents the right to receive one Share at a future date.  DSUs may be granted outright by the Committee or may be granted in exchange for cash compensation deferred by a Participant. To the extent the Company pays a dividend, DSUs will include the right to receive Dividend Equivalents, which are credited in the form of additional DSUs.

(l)                 “Director” shall mean a member of the Board who is not an Employee.

(m)                 “Dividend Equivalent” shall mean an amount equal to the cash paid by the Company upon one Share, either as a freestanding Award, or in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs or Other Stock Unit Awards.

(n)                 “Employee” shall mean any employee of the Company or any Affiliate.  Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(o)                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)                 “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be closing price for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on which the Shares are then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.

(q)                 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(r)                 “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 6(f).

(s)                 “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.  Participant shall also mean a consultant selected by the Committee who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

(t)                 “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(d).

(u)                 “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(v)                 “Performance Share” shall mean any grant pursuant to Section 6(d) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(w)                 “Performance Unit” shall mean any grant pursuant to Section 6(d) of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(x)                 “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(y)                 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(z)                 “Restricted Stock Award” shall mean an award of Restricted Stock under Section 6(c).

(aa)                 “Restricted Stock Unit” is a bookkeeping entry that represents the right to receive one share of Common Stock at a future date, and which is subject to the restriction that the holder may not sell, transfer, pledge or assign such unit and other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to receive any Dividend Equivalents, if dividends are paid by the Company), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(bb)                 “Shares” shall mean the shares of common stock of the Company, par value $.0001 per share.

(cc)                 “Stock Appreciation Right” or “SAR” shall mean any right granted to a Participant pursuant to Section 6(b) to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.  Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(dd)                 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ee)                 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3.  ADMINISTRATION.  The Committee shall have full power, discretion, and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to

(a)                 select the Participants to whom Awards may from time to time be granted hereunder;

(b)                 determine the type or types of Award to be granted to each Participant hereunder;

(c)                 determine the number of Shares to be covered by each Award granted hereunder;

(d)                 determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(e)                 determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

(f)                 determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(g)                 interpret and administer the Plan and any instrument or agreement entered into under the Plan;

(h)                 establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)                 make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Actions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate.  A majority of the members of the Committee may act on behalf of the Committee and may fix the time and place of its meetings.  Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall be approved and ratified by the Board.  In addition, no member of the Board or any of its Committees, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 4.  SHARES SUBJECT TO THE PLAN

(a)                 Effective as of May 19, 2004, and subject to adjustment as provided in Section 4(c), a total of 4,500,000 Shares shall be authorized for grant or issuance under the Plan plus any remaining Shares available for awards under the Predecessor Plans as of the effective date of the merger of the Predecessor Plans with this Plan.  Effective as of May 16, 2007, and subject to adjustment as provided in Section 4(c), an additional 5,000,000 Shares shall be authorized for grant or issuance under the Plan.  Any Shares issued in connection with Awards other than Options and SARs shall be counted against this limit as 1.7 Shares for every one Share issued.

(i)           If any Shares subject to an Award or to an award under the Company’s Predecessor Plans are forfeited or if any Award or award under the Predecessor Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan.

(ii)           In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation), by cashless exercise through the Company, or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan.

(iii)           In the event that any option or award granted under the Predecessor Plans is exercised through the tendering of Shares (either actually or by attestation), or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for Awards under the Plan.

(iv)           Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Predecessor Plans that are exercised after the effective date of the Plan shall be available for Awards under the Plan.

(v)           Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(vi)           Deferred Stock Units granted as a result of a voluntary election by a Participant to defer cash or other compensation otherwise payable to the Participant shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(vii)           In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or an Affiliate prior to such acquisition or combination.

(b)                 Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(c)                 In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, SARs or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5.  ELIGIBILITY.  Any Employee, Director or consultant who provides services to the Company or any Affiliate shall be eligible to be selected as a Participant.

SECTION 6.  AWARDS.  The Committee shall determine the type of Awards to be granted or issued under the Plan and shall approve the terms and conditions governing such Awards through the issuance of an Award Agreement.  Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other.

(a)                 STOCK OPTIONS.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(i)           OPTION PRICE.  The purchase price per Share purchasable under an Option shall not be less than the Fair Market Value of the Share on the date of the grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c).

(ii)           OPTION PERIOD.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(iii)           EXERCISABILITY.  Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.  Except under certain circumstances in connection with a Participant’s termination or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted.

(iv)           METHOD OF EXERCISE.  Subject to the other provisions of the Plan, any Option that is exercisable in accordance with the preceding paragraph may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes), via cashless exercise, through a broker, or delivery of other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement.

(v)           FORM OF SETTLEMENT.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

(vi)           PROHIBITION ON REPRICING.  The Company may not reprice Option grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders.

(b)                 STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights (“SARs”) may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6(a).  The provisions of SARs need not be the same with respect to each recipient.  Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option.  In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR.  Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.  The Committee may impose such conditions or restrictions on the exercise of any SAR, as it shall deem appropriate; provided that a freestanding SAR shall not have a term of greater than ten years or an exercise price less than 100% of Fair Market Value of the Share on the date of grant.  The Company may not reprice SAR grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders of the Company.

(c)                 RESTRICTED STOCK.

(i)           ISSUANCE.  A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”).  Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  Restricted Stock Awards may be real shares (Restricted Stock) or phantom shares (Restricted Stock Units). The provisions of Restricted Stock Awards need not be the same with respect to each recipient.   Except for certain limited situations, Restricted Stock Awards granted to Employees subject solely to continued employment conditions shall have a vesting period of not less than three years.

(ii)           REGISTRATION.  Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.  In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(iii)           FORFEITURE.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the Restriction Period, as determined or modified by the Committee.

(d)                 PERFORMANCE AWARDS.  Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided, however, that a Performance Period shall not be shorter than 12 months or longer than five years.  Except as provided in Section 7, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.  The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(e)                 DIVIDEND EQUIVALENTS.  Dividend Equivalents may be granted hereunder to Participants either alone (“freestanding”) or in connection with other Awards granted under the Plan.  The provisions of Dividend Equivalents need not be the same with respect to each recipient.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(f)                 OTHER STOCK UNIT AWARDS.

(i)           STOCK AND ADMINISTRATION.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine.  The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Except for certain limited situations, Other Stock Unit Awards granted to Employees subject solely to continued employment conditions shall have a vesting period of not less than three years.

(ii)           TERMS AND CONDITIONS.  Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 6(f) may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 6(f) may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 6(f) shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 7.  CHANGE IN CONTROL PROVISIONS.

(a)                 IMPACT OF EVENT.  Subject to Section 7(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(i)           any Options and SARs outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(ii)           the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(iii)           all Performance Awards shall be immediately accelerated and considered to be earned and payable pro rata based on: (a) the portion of the Performance Period that has been completed as of the date such Change in Control is determined to have occurred and (b) the actual performance as of such date, or if actual performance is not calculable, target performance; in addition, any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv)           the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

 (b)                 CHANGE IN CONTROL CASH-OUT.  Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee may, in its discretion, provide that each Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or SAR (the “spread”) multiplied by the number of Shares granted under the Option or SAR.

SECTION 8. CODE SECTION 162(m) PROVISIONS.

(a)                 Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award, Dividend Equivalents or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award.

(b)                 If Restricted Stock, a Performance Award, a Dividend Equivalent or an Other Stock Unit Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and regulations thereunder.

(i)           Performance goals shall be based on the attainment of specified of one or any combination of the following: operating income, net cash provided by operating activities, earnings per share from continuing operations, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed.

(ii)           Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(iii)           the measurement of the Company’s performance against its goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis

(c)                 Notwithstanding any provision of the Plan other than Section 7, with respect to any Restricted Stock, Performance Award, Dividend Equivalent or Other Stock Unit Award that is subject to this Section 8, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(d)                 The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e)                 Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or “freestanding” SARs during any three-year period with respect to more than 1,000,000 Shares or Restricted Stock, Performance Shares, Dividend Equivalents and/or Other Stock Unit Awards subject to this Section 8 that are denominated in Shares in any three-year period with respect to more than 500,000 Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant for any three-year period is $4,000,000, with proportionate adjustments for shorter or longer performance periods, not to exceed 5 years. “Tandem” SARs granted in connection with other Awards pursuant to Section 6(b) and Deferred Stock Units granted as a result of a Participant’s voluntary election to defer cash or other compensation otherwise payable to the Participant shall not count against such limits.

SECTION 9.  AMENDMENTS AND TERMINATION.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that stockholder approval is required if such amendment, alteration, suspension, discontinuation or termination would be required under the rules or listing standards of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. on which the Company’s securities are listed, or such approval is required to qualify for or comply with any tax or other regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.  In addition, no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award.  Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.  Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

SECTION 10.  GENERAL PROVISIONS.

(a)                 No Award, and no Shares subject to Awards described in Section 6(f) that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.  Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

(b)                 No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(c)                 If required by the Committee, the prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(d)                 Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.

(e)                 Except as provided in Section 8, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.  In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f)                 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended

(g)                 All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)                 No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i)                 The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  In addition, Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j)                 Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k)                 The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or Directors of the Company.

(l)                 The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employee’s minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(m)                 Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)                 The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(o)                 If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p)                 Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 11.  EFFECTIVE DATE OF PLAN. The Plan shall be effective as of May 19, 2004.

SECTION 12.  TERM OF PLAN.  The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 9.

SECTION 13.  INDEMNIFICATION.  In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company’s expense to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding.  The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

SECTION 14.  GOVERNING LAW. The Plan, any Award Agreement, any Award granted and any action taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws thereof.

SECTION 15.                                            CODE SECTION 409A PROVISIONS.

(a)                 Notwithstanding any other provision of the Plan, effective as of January 1, 2007, this Section 15 shall be applicable to each Award that constitutes deferred compensation within the meaning of Section 409A of the Code, as more fully addressed in Section 15(b) below.

(b)                 An Award shall constitute deferred compensation, and thus shall be subject to this Section 15, if the Award provides a Participant in one year with a legally binding right to income or other taxable benefit that shall be paid in a future year, unless:

(i)           Payment under the Award will be made no later than 2½ months after the end of the first year during which the amount is no longer subject to a substantial risk of forfeiture (if applicable); or

(ii)           The Award is one described in Section 15(c) below.

An Award made under the Plan that is subject to the provisions of this Section 15 shall hereafter be referred to as a “Section 409A Award.”

(c)                 The Awards described below are not deemed to be deferred compensation, and thus are not subject to this Section 15.

(i)           An Option with respect to the purchase of Shares, provided that the exercise price is never less than the Fair Market Value of the Shares at the date of the grant, and the number of Shares subject to the Option is fixed on the original date of the grant;

(ii)           Restricted Stock and any other restricted property; and

(iii)           A Stock Appreciation Right (“SAR”), provided that

(A)                 The amount payable under the SAR is not greater than the difference between the Fair Market Value of the Shares on the date of the grant and the Fair Market Value of the Shares on the date of exercise; and

(B)                 The exercise price of the SAR may never be less than the Fair Market Value of the Shares on the date the right is granted.

For purposes of this subsection (c), the Fair Market Value of Shares shall be determined without regard to any lapse restrictions within the meaning of IRS Regulation §1.83-3(i).

Notwithstanding the foregoing, an Award described above shall constitute deferred compensation for purposes of this Section 15 if it is granted as a Substitute Award in substitution or exchange for an Award that constitutes deferred compensation.

(d)                 A Section 409A Award must provide that payment to a Participant may be made only upon an event described below:

(i)           The Participant’s separation from service with the Company (subject to the restriction on distributions to key employees prescribed in Section 15(f) below);

(ii)           The Participant becoming disabled;

(iii)           The death of the Participant;

(iv)           A specified time (or pursuant to a fixed schedule) established at the time of the Award; or

(v)           Such other permitted event prescribed under Code Section 409A or the regulations issued thereunder.

(e)                 A Section 409A Award must provide for a date of payment or payments that is objectively determinable at the time the permitted payment event occurs.  Payment can also be made in accordance with a fixed schedule that is objectively determined based on the date of the allowed payment event if the schedule is fixed at the time the permissible payment event is specified.  The Award can provide for payment upon the later of (or the latest of) two or more permissible payment events so long as each separate payment event is a permitted payment event.  Alternatively, payment may be made upon the earlier of (or the earliest of) two or more permissible payment events if each payment event is a permitted payment event.

(f)                 Notwithstanding Sections 15(d) and (e) above, a Section 409A Award must provide that payment to be made to a “key employee” (as determined under Code Section 416(i) without considering Section 416(i)(5)) by reason of the key employee’s separation from service cannot be made prior to the date which is six months after the date of the key employee’s separation from service.  If payments are to be made in installments, then the installments will be deemed to be a single payment so that only the commencement of the installments, rather than each scheduled payment, shall be subject to the six-month deferred payment rule.

(g)                 The time or schedule of any payment to be made under a Section 409A Award may not be accelerated, except as expressly permitted under Code Section 409A.  For this purpose, an acceleration of the time or the schedule of payments shall not be deemed to have occurred if the Company or Committee waives or accelerates the satisfaction of a condition constituting a substantial risk of forfeiture applicable to the Award, but only if the requirements of this Section 15 are otherwise satisfied with respect to that Award.  The time or schedule of payments may also be accelerated, if the Award so permits, as necessary for the Participant to pay the FICA taxes imposed under Code Sections 3101, 3121(a) and 3121(v)(2) on the Award, or so that the income tax withholding can be paid on the Award (if constituting wages included in the Participant’s income) as imposed by Code Section 3401.

(h)                 If a Section 409A Award allows a Participant, or the Company or Committee, to elect to change the form or time of a distribution under the Award, then the Award must provide that the subsequent election may not take effect until at least twelve months after the date on which the election is made.  If an election is related to a payment for separation from service or at a specified time or schedule, the Award must require that the payment with respect to which the subsequent election is made shall be deferred for a period of not less than five years from the date of payment.